UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2019
The Kraft Heinz Company
(Exact name of registrant as specified in its charter)
Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)
(412) 456-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KHC	The NASDAQ Stock Market LLC

Item 1.01.    Entry into a Material Definitive Agreement.
Waiver and Consent No. 3 to Credit Agreement
On July 29, 2019, The Kraft Heinz Company (the “Company”), Kraft Heinz Foods Company (the “Parent Borrower”), certain lenders party thereto (the “Required Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), entered into a Waiver and Consent No. 3 (the “Waiver”) with respect to that certain Credit Agreement, dated as of July 6, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement provides for a senior unsecured revolving credit facility, that matures July 6, 2023. As of both March 30, 2019 and July 29, 2019, there were no outstanding borrowings under the revolving credit facility.
Pursuant to the Waiver, the Required Lenders and the Agent granted a one-time temporary waiver of compliance by the Company and the Parent Borrower with respect to the requirement to furnish the lenders a copy of the unaudited interim condensed consolidated balance sheet for the Company’s quarter ended March 30, 2019 and the Company’s unaudited interim condensed consolidated statements of earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (the “2019 Q1 Financial Statements”), each as set forth in the Credit Agreement. Pursuant to the Waiver, the Company is required to provide the 2019 Q1 Financial Statements to the lenders no later than August 13, 2019.
The Waiver includes customary representations and does not limit, impair or constitute a waiver of the rights and remedies of the lenders or the Agent, and except as expressly provided in the Waiver, does not amend or affect the terms of the Credit Agreement, the Waiver and Consent No. 1 to the Credit Agreement dated as of March 22, 2019 or the Waiver and Consent No. 2 to the Credit Agreement dated as of May 10, 2019 among the Company, the Parent Borrower, certain lenders party thereto and the Agent.
The foregoing description of the Waiver is only a summary of the material terms and does not purport to be complete, and is qualified in its entirety by reference to the Waiver, which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.
Financial Results Through First Half 2019
The Company expects to issue a press release on August 8, 2019 announcing its financial results through June 29, 2019, the first half of its 2019 fiscal year.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Waiver and Consent No. 3 to Credit Agreement, dated as of July 29, 2019, to the Credit Agreement dated as of July 6, 2015, by and among The Kraft Heinz Company, Kraft Heinz Foods Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company
Date: July 31, 2019	By: /s/ Rashida La Lande Rashida La Lande Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

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